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                                                                    EXHIBIT 3.28

                           ARTICLES OF INCORPORATION

                                       OF

                               JYC HOLDINGS, INC.


     The undersigned, for purposes of forming a corporation under the Florida General Corporation Act, does hereby adopt the following Articles of
Incorporation:

                                ARTICLE I. NAME

     The name of the corporation shall be JYC Holdings, Inc. The principal place of business of this corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134.

                         ARTICLE II. NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is Ten Thousand (10,000) shares of common stock having One Cent ($0.01) par value per share.

                    ARTICLE IV. REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation shall be 24301 Walden Center Drive, Bonita Springs, Florida 34134, and the name of the initial registered agent of the corporation is Vivien N. Hastings.

                          ARTICLE V. TERM OF EXISTENCE

     This corporation is to exist perpetually.

                             ARTICLE VI. DIRECTORS

     This corporation shall have three directors initially. The number of directors may be changed from time to time in accordance with the By-Laws but shall never be less than one. The names and addresses of the initial directors of the corporation are:


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Jerry H. Schmoyer             24301 Walden Center Drive
                              Bonita Springs, Florida 34134

George R. Page                24301 Walden Center Drive
                              Bonita Springs, Florida 34134

James Dietz                   24301 Walden Center Drive
                              Bonita Springs, Florida 34134


                        ARTICLE VII.  SOLE INCORPORATOR

     The name and street address of the sole incorporator is:

     Stephen C. Pierce        24301 Walden Center Drive
                              Bonita Springs, Florida 34134


                         ARTICLE VIII.  INDEMNIFICATION

     This corporation shall indemnify each officer and director to the full extent permitted by law.

     IN WITNESS WHEREOF, THE UNDERSIGNED, as Incorporator, hereby executes these Articles of Incorporation on the 9th day of December, 1998.

                                                     /s/ STEPHEN C. PIERCE
                                                 -------------------------------
                                                 Stephen C. Pierce, Incorporator


STATE OF FLORIDA
COUNTY OF LEE

     BEFORE ME, the undersigned authority, personally appeared Stephen C. Pierce, known to me and known by me to be the person described in and who executed the foregoing and who acknowledged before me that he executed the same for the uses and purposes therein expressed. He is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid, this 9 day of December, 1998.

[SEAL]                                                        /s/ CARIN A. RUPP
                                                              ------------------
                                                              Notary Public


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     Having been named to accept service of process for the above stated
corporation, at the place designated in this Certificate, I hereby agree to act in this capacity and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties.

                                                        /s/ VIVIEN N. HASTINGS
                                                        ------------------------
                                                        Vivien N. Hastings

                                                        Date: December 9, 1998


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